UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2024

Farmers & Merchants Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-38084	34-1469491
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

307 North Defiance Street, Archbold, Ohio	43502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including Area Code (419) 446-2501

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange
Common Stock, No Par Value	FMAO	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 Change in Registrant’s Certifying Accountant.

On July 29, 2024, the Audit Committee of the Board of Directors (“Audit Committee”) of Farmers & Merchants Bancorp, Inc. (the “Company”) selected Plante & Moran, PLLC (“PM”) to be appointed as the Company’s independent registered public accounting firm for the year ending December 31, 2025. This appointment is subject to PM’s standard client acceptance procedures and execution of an engagement letter. The decision to change auditors was the result of a request for proposal process in which the Company evaluated the credentials of several firms.

During the Company’s two most recent fiscal years ended December 31, 2023 and 2022 and through July 29, 2024, neither the Company nor anyone on its behalf has consulted PM with respect to either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that PM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

On July 29, 2024, in connection with the selection of PM, the Audit Committee also dismissed Forvis Mazars, LLP as the Company’s independent registered public accounting firm, which dismissal will take effect upon the completion of the Company’s audit for fiscal year 2024. The Company has given permission to Forvis Mazars, LLP to respond fully to the inquiries of the successor auditor.

The audit reports of Forvis Mazars, LLP on the Company’s consolidated financial statements as of and for the years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Forvis Mazars, LLP on the effectiveness of internal control over financial reporting as of December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2023 and 2022 and from January 1, 2024 through July 29, 2024, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Forvis Mazars, LLP on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedures, which disagreements, if not resolved to the satisfaction of Forvis Mazars, LLP, would have caused it to make reference to the subject matter of the disagreements in its audit reports on the Company’s consolidated financial statements for such years.

Both the appointment of PM and the dismissal of Forvis Mazars, LLP were ratified by the Company’s full Board of Directors on July 30, 2024. The Company has provided Forvis Mazars, LLP with a copy of the above disclosures and has requested that Forvis Mazars, LLP furnish the Company a letter addressed to the SEC stating whether or not it agrees with the statements made above. A copy of Forvis Mazars, LLP’s letter dated August 2, 2024 is attached as Exhibit 16.1 to this Report.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

16.1	Letter from Forvis Mazars, LLP dated August 2, 2024

104	The Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

FARMERS & MERCHANTS BANCORP, INC.
(Registrant)

Dated: August 2, 2024	/s/ Lars B. Eller
Lars B. Eller
President and Chief Executive Officer

/s/ Barbara J. Britenriker
Barbara J. Britenriker
Executive Vice President and Chief Financial Officer